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                                                                   EXHIBIT 23.1

                   CONSENT OF MORGAN STANLEY & CO. INCORPORATED

Board of Directors
Fritz Companies, Inc.
706 Mission Street
San Francisco, CA 94103

Members of the Board:

         We hereby consent to the use in the Registration Statement of United Parcel Service, Inc. ("UPS") on Form S-4 and in the Proxy Statement/Prospectus of UPS and Fritz Companies, Inc., which is part of the Registration Statement, of our opinion dated January 9, 2001 appearing as Annex D to such Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Summary", "The Merger -- Background of the Merger", "The Merger -- Reasons for the Merger" and "The Merger -- Opinion of Morgan Stanley& Co. Incorporated". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                    MORGAN STANLEY & CO. INCORPORATED


                                    By: /s/ MARK D. EICHORN
                                       ----------------------------------------
                                            Mark D. Eichorn
                                            Managing Director

New York, NY
April 2, 2001